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                                 EXHIBIT 10.15
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                       TERMINATION AND RELEASE AGREEMENT


          THIS TERMINATION AND RELEASE AGREEMENT (this "Agreement") dated as of December 31, 1997 (the "Effective Date"), is by and between INTEGRATED ORTHOPAEDICS, INC., a Texas corporation ("IOI"), and JOSE E. KAUACHI ("Kauachi").

          WHEREAS, pursuant to the terms of that certain Consulting Agreement dated as of December 12, 1997 (the "Consulting Agreement"), by and between IOI and Kauachi, Kauachi agreed to provide certain consulting services to IOI in consideration of a retainer fee and other good and valuable consideration; and

          WHEREAS, both IOI and Kauachi have determined that it is in their respective best interests to terminate certain provisions of the Consulting Agreement in accordance with the terms and provisions of this Agreement;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Consulting Agreement. Notwithstanding the foregoing, for purposes of this Agreement and the Consulting Agreement, (i) the term "Consulting Period" shall mean the period commencing on December 12, 1997 and ending on December 31, 2000 and (ii) the term "Noncompetition Term" shall mean the four-year period beginning on the Effective Date, except to the extent that such time period is extended pursuant to Section 10(c) of the Consulting Agreement.

          2. As consideration for termination of certain provisions of the Consulting Agreement, IOI hereby agrees to pay to Kauachi, on or before February 28, 1998, a lump sum amount equal to Eight Hundred Ten Thousand and No/100 Dollars ($810,000.00). Such payment shall be made by cashier's check, wire transfer or other immediately available funds, as directed by Kauachi.

          3. Except for Sections 3(b) (but only with respect to item 5 reflected on Exhibit A), 8, 9, 10, 11, 12, and 14 through 21 of the Consulting Agreement which shall survive this Agreement, the Consulting Agreement is hereby terminated in all respects effective as of the Effective Date. In accordance with Section 9(c) of the Consulting Agreement, Kauachi hereby confirms that he has delivered to IOI all Confidential Information in his possession or control.

          4. As consideration for Kauachi's agreement to continue to be subject to non-competition restrictions reflected in the surviving portions of the Consulting Agreement as modified by this Agreement, IOI shall (i) extend the period during which Kauachi can exercise certain of his IOI stock options as reflected in Section 5 below and (ii) pay to Kauachi, on or before February 28, 1998, a lump sum amount equal to One Hundred Fifty-Six Thousand and

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No/100 Dollars ($156,000.00), such payment to be made by cashier's check, wire transfer or other immediately available funds, as directed by Kauachi.

          5. Kauachi's right to exercise options to purchase 100,000 shares of IOI common stock (options to acquire 50,000 shares granted under the 1988 Stock Option Plan and options to acquire and additional 50,000 shares granted under the 1997 Long-Term Incentive Plan (the "1997 Plan")), notwithstanding any termination of his status as Nonexecutive Chairman of the Board of IOI, shall continue in effect for a period of two years following the Effective Date. Further, the 50,000 options granted to Kauachi under the 1997 Long Term Incentive Plan shall be amended to state that all such options are fully vested as of the date hereof.

          6. In the event that Kauachi is voted out as Nonexecutive Chairman of the Board of IOI prior to December 31, 2000 (other than his resignation or removal for Cause in accordance with the Articles of Incorporation and Bylaws of
IOI), IOI shall pay to Kauachi twelve (12) equal monthly payments of Twenty-Nine Thousand Ninety-Eight and No/100 ($29,098.00) each, such payments to begin on January 1, 2001.

          7. Except for the rights and the obligations arising out of this Agreement and the surviving provisions of the Consulting Agreement (Sections 3(b) (but only with respect to item 5 reflected on Exhibit A), 8, 9, 10, 11, 12, and 14 through 21), Kauachi hereby releases, discharges and acquits IOI and its officers, directors, shareholders, employees, agents, successors and assigns from any and all claims, liability, damages, costs or expenses arising out of the Consulting Agreement.

          8. Except for the rights and obligations arising out of this Agreement and the surviving provisions of the Consulting Agreement (Sections 3(b) (but only with respect to item 5 reflected on Exhibit A), 8, 9, 10, 11, 12, and 14 through 21), IOI hereby releases, discharges and acquits Kauachi from any and all claims, liability, damages, costs or expenses arising out of the Consulting Agreement.

          9. Further, each of IOI and Kauachi hereby agrees to do all such things, and to execute, acknowledge and deliver all such documents or instruments as the other party hereto may reasonably request in order to effectuate the agreements contained in this Agreement.

          10. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

          11. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute but one and the same agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                              INTEGRATED ORTHOPAEDICS, INC.


                              By:
                                 ----------------------------
                              Name:
                                   --------------------------
                              Title:
                                    -------------------------


                              -------------------------------
                              JOSE E. KAUACHI

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